Investors contact:
Kevin J. Bratton                                    Brian Korb
Cytogen Corporation                           The Trout Group LLC
(609) 750-8205                                        (646)378-2923

Cytogen Reports First Quarter 2008 Financial Results

PRINCETON, N.J.--(BUSINESS WIRE)—May 8, 2008--Cytogen Corporation (NASDAQ: CYTO) today reported its financial results for the first quarter of 2008.

Cytogen reported a net loss of $5.9 million, or $0.16 per diluted share for the first quarter of 2008, compared to a net loss of $4.8 million, or $0.16 per diluted share, for the same period in 2007.  Cytogen's financial results for 2007 were favorably impacted by a $3.9 million net litigation settlement with Advanced Magnetics.

Product revenues, which were predominately comprised of sales of QUADRAMET(R) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide), and CAPHOSOL(R), an advanced electrolyte solution for the treatment of oral mucositis and dry mouth, were $5.3 million for the first quarter of 2008 compared to $4.8 million for the same period in 2007.

Marketed Products

Cytogen's specialized sales force currently markets two therapeutic products (QUADRAMET and CAPHOSOL) and a molecular imaging agent (PROSTASCINT) to the U.S. oncology market.

Sales of CAPHOSOL, an advanced electrolyte solution indicated in the U.S. as an adjunct to standard oral care in treating oral mucositis caused by radiation or high dose chemotherapy were $620,000 for the first quarter ended March 31, 2008.  Cytogen introduced CAPHOSOL to the U.S. oncology market during the first quarter of 2007 and began recognizing product revenues during the second quarter of 2007.

Sales of QUADRAMET, a radiopharmaceutical for the treatment of pain arising from cancer that has spread to the bone, were $2.1 million for the quarter ended March 31, 2008 compared to $2.4 million for the same period in 2007.  At current levels, quarterly sales trends for QUADRAMET can exhibit short-term variability.

Sales of PROSTASCINT, the first and only commercial monoclonal antibody-based agent that targets prostate-specific membrane antigen (PSMA) to image the extent and spread of prostate cancer, were $2.6 million for the quarter ended March 31, 2008 compared to $2.5 million in the same period of 2007.

Selling, general and administrative expenses

Selling, general and administrative expenses for the quarter ended March 31, 2008 decreased to $7.1 million compared $10.5 million for the same period in 2007.  The decreases in selling, general and administrative expenses were primarily attributable to costs to support the commercial launch of CAPHOSOL in 2007, partially offset by the costs incurred in 2008 in connection with the previously announced merger agreement with EUSA Pharma Inc.

Research and development expenses

Cytogen's research and development expenses for the quarter ended March 31, 2008 were $1.1 million versus $1.6 million for the same period in 2007.  The decrease is due to the Company’s continued strategic realignment of research and development priorities.

Non-operating income

For the quarter ended March 31, 2008, Cytogen recorded net interest income of $51,000 versus $366,000 for the same period in 2007.

The Company's consolidated statements of operations for the quarters ended March 31, 2008 and 2007 include non-operating income that represents decreases in the fair value of the Company's long-term warrant liability. For the quarters ended March 31, 2008 and 2007 Cytogen recorded non-operating income of $30,000 and $1.1 million, respectively.

Cash and cash equivalents

Cytogen's cash and cash equivalents as of March 31, 2008 were $3.1 million compared to $8.9 million as of December 31, 2007.  The Company expects its existing capital resources along with the $5.0 million net receipt in April 2008 for the sublicensing of the European and Asian marketing rights to CAPHOSOL to EUSA Pharma, is adequate to fund operations and commitments into the second quarter of 2008.  On March 11, 2008, the Company announced that it has entered into a definitive merger agreement with EUSA Pharma, subject to certain closing conditions.  If we are unable to consummate the merger with EUSA, we will need to raise additional capital in the second quarter of 2008.

About Cytogen

Cytogen is a specialty pharmaceutical company dedicated to advancing the treatment and care of patients by building, developing, and commercializing a portfolio of oncology products. The Company's specialized sales force currently markets two therapeutic products and one diagnostic product to the U.S. oncology market. CAPHOSOL(R) is an advanced electrolyte solution for the treatment of oral mucositis and dry mouth that is approved in the U.S. as a prescription medical device. QUADRAMET(R) (samarium Sm-153 lexidronam injection) is approved for the treatment of pain in patients whose cancer has spread to the bone. PROSTASCINT(R) (capromab pendetide) is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer. Cytogen's product-focused strategy centers on attaining sustainable growth through clinical, commercial, and strategic initiatives.

A copy of the full prescribing information for CAPHOSOL, QUADRAMET and PROSTASCINT, including warnings, precautions, adverse events and other safety information may be obtained in the U.S. from Cytogen Corporation by calling toll-free 800-833-3533 or by visiting the web site at http://www.cytogen.com. Cytogen's website is not part of this press release.

As announced on March 11, 2008, Cytogen has entered into a definitive merger agreement with EUSA Pharma, Inc., pursuant to which all outstanding shares of the Company will be converted into $0.62 per share.  EUSA Pharma is a transatlantic specialty pharmaceutical company focused on oncology, pain control and critical care.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of not being able to consummate the merger agreement with EUSA Pharma, Inc.; the risk of raising additional capital in the second quarter of 2008 if the merger with EUSA is not consummated; the risk of successfully identifying, evaluating, and executing strategic transactions or actions to enhance Cytogen's future growth potential and maximize shareholder value; the risk of successfully marketing its products; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products, such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. All information in this press release, including the forward-looking statements contained herein, is made only as of the date of this press release.

Cytogen Corporation and Subsidiaries
(All amounts in thousands except per share data)
(Unaudited)

Condensed Consolidated Statements of Operations

	Three Months Ended
	03/31/08	03/31/07
Revenues:
Product revenue	$5,338	$4,806
Other revenue	1	2
Total revenues	5,339	4,808

Operating expenses:
Cost of product revenue	3,095	2,902
Selling, general and administrative	7,063	10,541
Research and development	1,120	1,604
Total operating expenses	11,278	15,047

Interest income, net	51	366
Litigation settlement, net	--	3,946
Decrease in value of warrant liabilities*	30	1,095
Net loss	$(5,858)	$(4,832)

Basic and diluted net loss per share	$(0.16)	$(0.16)

Weighted average common shares outstanding	35,576	29,606

        *Reflects a mark-to-market change in the value of outstanding warrants issued in 2007, 2006 and 2005.

Cytogen Corporation and Subsidiaries
(All amounts in thousands)
(Unaudited)

Condensed Consolidated Balance Sheets

	03/31/08	12/31/07

Assets:
Cash and cash equivalents	$3,090	$8,914
Accounts receivable, net	2,966	2,747
Inventories	4,133	4,635
Property and equipment, net	913	1,046
Product license fees, net	8,568	8,842
Other assets	3,589	3,143
Total assets	23,259	$29,327

Liabilities and stockholders’ equity:
Accounts payable and accrued liabilities	$7,948	$8,490
Other current liabilities	80	87
Warrant liabilities	965	995
Other long-term liabilities	50	66
Stockholders’ equity	14,216	19,689
Total liabilities and stockholders’ equity	$23,259	$29,327